                                                                   EXHIBIT 10.39
                                           (EXHIBIT I-1 TO THE CREDIT AGREEMENT)


                              PROGRESS CERTIFICATE


The Chase Manhattan Bank,
  as Administrative Agent
1 Chase Manhattan Plaza
8th Floor
New York, NY 10017
Attention:  Loan and Agency Services Group



            Reference is made herein to the Credit Agreement (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") dated as of December 19, 1997 among Iridium Operating LLC, a Delaware limited liability company (the "Company"), the lenders party thereto, Chase Securities Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as Global Arrangers, The Chase Manhattan Bank, as Administrative Agent and as Collateral Agent, and Barclays Bank PLC, as Documentation Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement. This Certificate is being delivered to the Administrative Agent pursuant to Article IV of the Credit Agreement.

            In connection with the transfer of funds from the Pre-Funding Account to the General Receipt & Disbursement Account (the "Borrowing Date"), the undersigned hereby certifies that:

            1. Commercial Activation is expected to occur not later than December 23, 1998.

            2. Each of the technical requirements specified in Annex A to Appendix 2 to the Credit Agreement that is required to be satisfied for Stage 1 (as identified in said Annex A) on or prior to the Borrowing Date has been, and remains, substantially completed as of the Borrowing Date. Prior to the date of this Certificate, Motorola delivered to the Independent Technical Advisor and the Company its statement(s) pursuant to
      Section 5.05 of the Motorola Consent that certain of such technical requirements have been satisfactorily completed, and the Company has no reason to believe that such statements are not true.

            3. (a) Each of the regulatory requirements specified in Annex A to Appendix 2 to the Credit Agreement that is required to be satisfied for Stage 1 (as referred to in said Annex A) on or prior to the Borrowing Date has been, and remains, satisfied as of the Borrowing Date. Set forth in
      Schedule I to this Progress Certificate is, as of the Borrowing Date, (i) a list of countries for which L-based spectrum licenses ("L-band Licenses") for the Project have been obtained (each a "L-band License Country") and for which a legal opinion satisfying the requirement under paragraph 4(b) below is attached, (ii) a list of service provider agreements which have been entered into and continue in
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                                      - 2 -


      effect, (iii) a list of roaming agreements which have been entered into and continue in effect (in the case of the agreements referred to in clauses (ii) and (iii), specifying the date and counterparty or counterparties of each such agreement and the jurisdiction), (iv) a list of non-gateway countries for which agreements are in place for the interconnection of the IRIDIUM System with the PSTN in that country and
      (v) a list of countries for which the existing service provider agreements and/or roaming agreements provide national sales distribution for IRIDIUM services.

                  (b) Attached hereto are copies of the opinions of legal counsel for each for each L-band License Country (other than those previously delivered to the Administrative Agent with a Progress Certificate) confirming, each as of a recent date, that the L-band License in such country has been obtained. The Company is not aware of, nor does it have any reason to believe that there has occurred, any adverse change in the status of any such L-band License.

                  (c) As shown on Schedule I to this Progress Certificate, as of the Borrowing Date, (i) the L-band License Countries constitute countries projected to generate at least 33% of the Company's revenues as set forth in the Iridium Financial Projections, (ii) not less than 75% of the revenues referred to in sub-clause (i) above are projected to be from countries for which service provider agreements and/or roaming agreements providing for a national sales distribution for the IRIDIUM services (in compliance with the requirements set forth in Attachment 3 to Annex A to Appendix 2) are currently in effect.

            4. The Company is in compliance with its obligations under Section
      8.04 of the Credit Agreement as of the Borrowing Date. Set forth in
      Schedule II to this Project Certificate is a list of the sources of funding currently committed or available to the Company that satisfy the requirements of said Section 8.04.
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                                      - 3 -


            IN WITNESS WHEREOF, the Company has caused this Progress Certificate to be executed by a Responsible Officer this ____ day of January, 1998.


                                    IRIDIUM OPERATING LLC


                                    By:____________________________________
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                                                                      Schedule I
                                                         to Progress Certificate


                              Regulatory Conditions


1.  Countries with L-band spectrum licenses

            Country           % of Iridium Business
                              Plan Revenues









              -----           -------------
      Totals:                                   %

                                      - 2 -                           Schedule I
                                                         to Progress Certificate


2.  Service Provider Agreements


      Country           Counterparty            Date
      -------           ------------            ----







      TOTAL NUMBER OF SERVICE PROVIDER AGREEMENTS:

                                      - 3 -                           Schedule I
                                                       to Progress Certificate





3.  Roaming Agreements


      Country           Counterparty            Date
      -------           ------------            ----







      TOTAL NUMBER OF ROAMING AGREEMENTS:

                                      - 4 -                           Schedule I
                                                         to Progress Certificate


4.  PSTN Access in Non-Gateway Countries


      Country





      TOTAL:  ______

                                      - 5 -                           Schedule I
                                                         to Progress Certificate




5.  Countries with National Sales Distribution Network


      Country






      TOTAL:  ______

                                                                     Schedule II
                                                         to Progress Certificate


                                 Funding Sources


                        [To be completed by the Company]